Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-132747

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Return Optimization Securities	$3,638,960	$111.72
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated March 27, 2006 and Prospectus Supplement dated September 11, 2007)

Return Optimization Securities

Offering Potential Enhanced Returns in a Moderate-Return Environment

UBS AG $3,638,960 Securities linked to an Asian Index Basket due May 29, 2009

Investment Description

Return Optimization Securities (“ROS”) are securities issued by UBS AG (“UBS”) with returns linked to the performance of a weighted basket (the “Basket”) of eight Asian indices (the “Basket Indices”). ROS are designed to enhance basket returns in a moderate-return environment – meaning an environment in which stocks in the Basket Indices generally experience moderate appreciation. If the Basket Return is positive, at maturity you will receive your principal plus 3 times the Basket Return, up to the maximum gain, providing you with an opportunity to outperform the Basket. If the Basket Return is negative, at maturity you will receive your principal reduced by that negative Basket Return. Investing in a ROS is subject to significant risks, including potential loss of principal, a maximum appreciation at maturity and the credit risk of UBS.

Features
☐	Potential to enhance returns in a moderate-return environment
☐	3× leverage up to the maximum gain on the ROS while maintaining 1-to-1 downside exposure at maturity

Key Dates

Trade Date	November 27, 2007
Settlement Date	November 30, 2007
Final Valuation Date*	May 26, 2009
Maturity Date*	May 29, 2009
*	Subject to postponement in the event of a Market Disruption Event as defined in the ROS product supplement.
Security Offering

The Securities are linked to an Asian Index Basket with a specified maximum gain, which is listed below along with the corresponding maximum payment at maturity. The Securities are offered at a minimum investment of $1,000.

Securities	Basket Indices and Weightings		Maximum Gain	Maximum Payment at Maturity per $10 Security	CUSIP	ISIN
ROS linked to the	Hang Seng Index	20%	28.50%	$12.85	902623651	US9026236516
Asian Index Basket	Hang Seng China Enterprises Index	20%
	Korea KOSPITM 200 Index	20%
	MSCI® Taiwan IndexSM	15%
	MSCI® Singapore IndexSM	10%
	MSCI® Malaysia IndexSM	5%
	MSCI® Indonesia IndexSM	5%
	MSCI® Thailand IndexSM	5%

See “Additional Information about UBS and the ROS” on page 2. The ROS will have the terms specified in the ROS product supplement and accompanying prospectus, as supplemented by the Index supplement and this pricing supplement. See “Key Risks” on page 4 and the more detailed “Risk Factors” beginning on page PS-9 of the ROS product supplement for risks related to an investment in the ROS. Your ROS do not guarantee any return of principal at maturity. A negative Index Return will result in a payment at maturity of less than $10 per ROS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, or the accompanying ROS product supplement, Index supplement or prospectus. Any representation to the contrary is a criminal offense. The securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	100%	1.75%	98.25%
Total	$3,638,960	$63,681.80	$3,575,278.20

UBS Investment Bank	UBS Financial Services Inc.

Pricing Supplement dated November 27, 2007

Additional Information about UBS and the ROS

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the ROS, which we refer to as the “ROS product supplement”, and an Index supplement for various securities we may offer, including the ROS, which we refer to as the “Index supplement”) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC Web site is 0001114446. Alternatively, UBS will arrange to send you the prospectus, the ROS product supplement and the Index supplement if you so request by calling toll-free 800-657-9836.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Product supplement for ROS dated September 11, 2007:

http://www.sec.gov/Archives/edgar/data/1114446/000139340107000123/v087400_69031-424b2.htm

♦	Index supplement dated August 27, 2007:

http://www.sec.gov/Archives/edgar/data/1114446/000139340107000087/v085367_debtsec-prosup.htm

♦	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “ROS” and “Securities” refers to the Return Optimization Securities that are offered hereby, unless the context otherwise requires. Also, references to the “ROS product supplement” mean the UBS product supplement, dated September 11, 2007, references to the “Index supplement” mean the UBS Index supplement, dated August 27, 2007, and references to “accompanying prospectus” mean the UBS prospectus, dated March 27, 2006.

Investor Suitability

The Securities may be suitable for you if:

♦	You seek exposure to the economies of the countries represented in the Basket, and you believe that the Basket will appreciate moderately—meaning that you believe the Basket will appreciate over the term of the Securities, although such appreciation is unlikely to exceed the indicative maximum gain at maturity
♦	You are willing to make an investment that is exposed to the full downside performance risk of the Basket
♦	You are willing to forego dividends paid on the stocks included in the Basket
♦	You do not seek current income from this investment
♦	You are willing to hold the Securities to maturity
♦	You are willing to invest in the Securities based on the indicated maximum gain

The Securities may not be suitable for you if:

♦	You do not believe the Basket will appreciate over the term of the Securities, or you believe the Basket will appreciate by more than the indicative maximum gain at maturity
♦	You are unwilling to make an investment that is exposed to the full downside performance risk of the Basket
♦	You seek an investment that is exposed to the full potential appreciation of the Basket, without a cap on participation
♦	You prefer to receive the dividends paid on any stocks included in the Basket
♦	You seek current income from this investment
♦	You are unable or unwilling to hold the Securities to maturity
♦	You seek an investment for which there will be an active secondary market

Terms of ROS

Issuer	UBS AG, Jersey Branch
Issue Price	$10 per ROS
Term	18 months
Multiplier	3
Payment at Maturity (per $10)	If the Basket Return (as defined below) is equal to or greater than the maximum gain, you will receive:
$10 + ($10 × maximum gain)
If the Basket Return is positive but less than the maximum gain, you will receive:
$10 + ($10 × 3 × Basket Return), subject to the maximum gain
If the Basket Return is zero or negative, you will receive:
$10 + ($10 × Basket Return)
In this case, you may lose all or a substantial portion of your principal.
Basket Return	Basket Ending Level - Basket Starting Level Basket Starting Level
Basket Starting Level	100
Basket Ending Level	The weighted performance of the Basket Indices on the Final Valuation Date.
The Basket Ending Level will be calculated as follows:
100 × (1 + (20.00% × Hang Seng Index Return) + (20.00% × Hang Seng China Enterprises Index Return) + (20.00% × Korea KOSPITM 200 Index Return) + (15.00% × MSCI® Taiwan IndexSM Return) + (10.00% × MSCI® Singapore IndexSM Return) + (5.00% × MSCI® Malaysia IndexSM Return) + (5.00% × MSCI® Indonesia IndexSM Return) + (5.00% × MSCI® Thailand IndexSM Return)), where the return for each Basket Index is the performance of the respective Basket Index, calculated as the percentage change from the respective index closing level on the Trade Date to the respective index closing level on the Final Valuation Date.

Determining Payment at Maturity per $10 Security

You will receive your principal reduced by the Basket Return, calculated as follows:
$10 + ($10 × Basket Return)

In this scenario, you could lose some or all of your principal depending on how much the Basket declines

What are the Tax Consequences of the ROS?

In the opinion of our counsel, Sullivan & Cromwell LLP, your ROS should be treated as a pre-paid derivative contract with respect to the Basket. The terms of the ROS generally will require you and us in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary to treat your ROS for all tax purposes in accordance with such characterization. If your ROS are so treated, you should generally recognize capital gain or loss upon the maturity of your ROS (or upon your sale, exchange or other disposition of your ROS prior to its maturity) equal to the difference between the amount realized and the amount you paid for your ROS. Such gain or loss generally should be long-term capital gain or loss if you held your ROS for more than one year. For additional information, please see “Supplemental U.S. Tax Consideration” beginning on page PS-24 of the ROS product supplement.

Key Risks

An investment in the ROS involves significant risks. Some of the risks that apply to the ROS are summarized here, but we urge you to read the more detailed explanation of risks relating to the ROS generally in the “Risk Factors” section of the ROS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ROS.

♦	Full market risk — You may lose some or all of your principal. The ROS do not guarantee any return of principal and are fully exposed to any decline in the level of the Basket (as measured by the Basket Return). For every 1% decline in the Basket, you will lose 1% of your principal at maturity.
♦	No assurances of moderate-return environment — While the ROS are structured to provide enhanced returns in a moderate-return environment, we cannot assure you of the economic environment during the term or at maturity of your ROS.
♦	Changes in the levels of the Basket Indices may offset each other — The Securities are linked to a weighted basket composed of the Basket Indices. At a time when the level of one or more Basket Indices increases, the level of one or more other Basket Indices may not increase as much or may even decline. Therefore, in calculating the Basket Ending Level, increases in the level of one or more of the Basket indices may be moderated, or offset, by lesser increases or declines in the level of one or more other Basket Indices.
♦	Maximum return — Your appreciation potential is limited to the maximum gain even if the Basket Return is greater than the maximum gain.
♦	Credit of issuer — An investment in the ROS is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the ROS.
♦	No interest or dividends — You will not receive any interest or dividend payments.
♦	ROS not the same as the Basket Indices — Owning the ROS is not the same as owning the stocks comprising the Basket Indices or a security directly linked to the performance of the Basket.
♦	Limited liquidity — The ROS will not be listed and there will not be an active secondary trading market.
♦	Price prior to maturity — The market price for the ROS will be influenced by many unpredictable and interrelated factors, including the level of the Basket; the volatility of the Basket; the composition of the Basket; the dividend rate on the stocks comprising the Basket Indices and changes that affect those stocks and their issuers; the time remaining to the maturity of the ROS; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
♦	Impact of fees on secondary market prices — Generally, the price of the ROS in the secondary market is likely to be lower than $10 per ROS on the issue date since the issue price includes and the secondary market prices are likely to exclude commissions, hedging costs or other compensation paid with respect to the ROS.
♦	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the stocks comprising the Basket Indices, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Basket Indices, may adversely affect the market value of the stocks comprising the Basket Indices, the level of the Basket, and, therefore, the market value of the ROS.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the stocks comprising the Basket Indices, which may present a conflict between the obligations of UBS and you, as a holder of the ROS. The calculation agent, an affiliate of UBS, will determine the Basket Return and payment at maturity based on the closing level of the Basket on the final valuation date. The calculation agent can postpone the determination of the Basket Return or the maturity date if a market disruption event occurs and is continuing on a valuation date.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ROS. Any such research, opinions or recommendations could affect the value of the Basket or the stocks included in the Basket Indices, and therefore the market value of the ROS.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the ROS are uncertain. You should consult your own tax advisor about your own tax situation before investing in the ROS.
♦	The Basket Return will not be adjusted for changes in exchange rates relative to the U.S. Dollar, but the ROS will have some exposure to exchange rate fluctuations — The value of your ROS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the stocks included in the Basket Indices are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ROS, you will not receive any additional payment or incur any reduction in your return, if any, at maturity. However, because two of the Basket Indices (the MSCI Malaysia and Indonesia IndexSM) — but not their Basket Constituent Stocks — are denominated in U.S. dollars, you will have foreign currency exposure with respect to those Basket Indices, and the value of your ROS will be affected by exchange rate fluctuations between the U.S. dollar and the currencies in which such Basket Constituent Stocks are based. If the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the ROS, the value of your ROS may increase or decrease at maturity.

♦	Non-U.S. securities markets risks — The stocks included in the Basket Indices are issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks, which may have a negative impact on the performance of the securities linked to the Basket, which in turn may have an adverse effect on the ROS.
♦	Risks associated with emerging markets — An investment in the Securities will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid institutional change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

Scenario Analysis and Examples at Maturity

The following scenario analysis and examples assume a 28.50% maximum gain and a range of Asian Index Basket performance from +40% to –40%.

Example 1 — On the final valuation date, the Basket closes 3% above the Basket Starting Level. Since the Basket Return is 3%, you will receive three times the Basket Return, or a 9% total return, and the payment at maturity per $10 ROS will be calculated as follows: $10 + ($10 × 3 × 3%) = $10 + $.90 = $10.90.

Example 2—On the final valuation date, the Basket closes 20% above the Basket Starting Level. Since 3x the Basket Return of 20% is more than the maximum gain of 28.50%, you will receive the maximum gain of 28.50%, or $12.85 per ROS.

Example 3 — On the final valuation date, the Basket closes 20% below the Basket Starting Level. Since the Basket Return is –20% on the final valuation date, your investment will be fully exposed to the decline of the Basket and your payment at maturity will be calculated as follows: $10 + ($10 × –20%) = $10 – $2.00 = $8.00 per ROS.

Historical Performance of the Index Basket

The accompanying graph illustrates the hypothetical performance of the Basket from 10/03/97 to 11/27/07 if the Basket Level were made to equal 100 on 11/27/07. The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Basket Indices and (ii) the Basket Weightings indicated in the Indicative Terms. Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Basket Indices should be taken as indications of future performance.

Source: Bloomberg L.P.

Hang Seng Index

Description of The Hang Seng Index

The Hang Seng Index is published by HSI Services Limited (“HSI”), a wholly-owned subsidiary of Hang Seng Bank and was first calculated and published on November 24, 1969. The Hang Seng Index is a market-capitalization weighted index consisting of 40 constituent stocks that, as of November, 2007, accounted for approximately 66% of the total market capitalization of all eligible stocks listed on the Stock Exchange of Hong Kong (“HKSE”).

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng Index. As of August 2006, mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free-float adjustment. H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all ordinary shares listed on the HKSE (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover on the HKSE (turnover is aggregated and individually assessed for eight quarterly subperiods for the past 24 months); (3) should normally have a listing history of at least 24 months; and (4) should not be a secondary listed company. From the many eligible candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the subsectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

The Hang Sang Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

Calculation Methodology

From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007, the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a freefloat-adjusted market capitalization weighting. Under this calculation methodology, the following A-1 shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A freefloat adjustment factor representing the proportion of shares that is freefloated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly. Additional re-capping is performed upon constituent changes.

License Agreement

We have entered into a non-exclusive license agreement with HSI, the Hang Seng Index sponsor, providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use the Hang Seng Index, in connection with securities, including the Securities.

The Hang Seng Index (the “Index”) is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng Index” are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index by UBS AG in connection with certain debt securities and warrants that UBS AG from time to time may offer and sell (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF ANY OF THE INDEX(ES) AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF ANY OF THE INDEX(ES) OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF ANY OF THE INDEX(ES) OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO ANY OF THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of any of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO ANY OF THE INDEX(ES) BY UBS AG IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF ANY OF THE INDEX(ES); OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF ANY OF THE INDEX(ES) WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG

DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

Historical Performance

The accompanying graph illustrates the performance of the Hang Seng Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the Hang Seng Index should not be taken as an indication of future performance. The Hang Seng Index closing level on November 27, 2007 was 27,210.21.

Source: Bloomberg L.P.

Hang Seng China Enterprises Index

The Hang Seng China Enterprises Index (the “HSCE Index”) is published by HSI. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers - Hang Seng China Enterprises Index,” the HSCE Index is a free-float adjusted market capitalization weighted index. The HSCE Index is comprised of H-shares, which are Hong Kong listed shares, of Chinese state-owned enterprises (“H-share companies”). The HSCE Index is reviewed semi-annually, at the same time as the Hang Seng Composite Index (the “HSCI Index”), and the HSCE Index is comprised of only those H-share companies that are included in the HSCI Index. The H-share companies that join or leave the HSCI Index are automatically included in or excluded from the HSCE Index. As of November, 2007, the HSCE Index consisted of 43 companies. The HSCE Index is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

The accompanying graph illustrates the performance of the HSCE Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the HSCE Index should not be taken as an indication of future performance. The HSCE Index closing level on November 27, 2007 was 16,279.34.

Source: Bloomberg L.P.

Korea KOSPITM 200 Index

The Korea KOSPITM 200 Index (the “KOSPI2 Index”) is published by the Korea Stock Exchange (the “KSE”). As discussed more fully in the Index supplement under the heading “Underlying Indices and Underlying Index Publishers – Korea KOSPI 200 Index,” the KOSPI2 Index is the underlying index for stock index futures and options trading, is composed of 200 blue chips and accounts for about 90% of the total market capitalization of the KSE. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups they belong. The base date for the index is January 3, 1990 and the base index is 100. The KOSPI2 Index is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

The accompanying graph illustrates the performance of the HSCE Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the KOSPI2 Index should not be taken as an indication of future performance. The KOSPI2 Index closing level on November 27, 2007 was 236.38.

Source: Bloomberg L.P.

MSCI® Taiwan IndexSM

The MSCI® Taiwan IndexSM (the “MSCI Taiwan Index”) is a part of the “MSCI Standard Index series” sponsored by Morgan Stanley Capital International Inc. (“MSCI”). As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – MSCI Taiwan IndexSM,” the MSCI Taiwan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance in Taiwan. The MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TWY.”

The accompanying graph illustrates the performance of the MSCI Taiwan Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the MSCI Taiwan Index should not be taken as an indication of future performance. The MSCI Taiwan Index closing level on November 27, 2007 was 328.72.

Source: Bloomberg L.P.

MSCI® Singapore IndexSM

The MSCI® Singapore IndexSM (the “MSCI Singapore Index”) is a part of the “MSCI Standard Index series” sponsored by MSCI. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – MSCI Singapore IndexSM,” the MSCI Singapore Index is a free float-adjusted market capitalization index of 39 stocks that is designed to measure the equity market performance in Singapore. The MSCI Singapore Index is reported by Bloomberg L.P. under the ticker symbol “SGY.”

The accompanying graph illustrates the performance of the MSCI Singapore Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the MSCI Singapore Index should not be taken as an indication of future performance. The MSCI Singapore Index closing level on November 27, 2007 was 410.59.

Source: Bloomberg L.P.

MSCI® Malaysia IndexSM

The MSCI® Malaysia IndexSM (the “MSCI Malaysia Index”) is a part of the “MSCI Standard Index series” sponsored by MSCI. A description of the methodology and license agreement covering the MSCI Standard Index series can be found in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – MSCI Indices.” The MSCI Malaysia Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance in Malaysia. The MSCI Malaysia Index is reported by Bloomberg L.P. under the ticker symbol “MSDUMAF.”

The accompanying graph illustrates the performance of the MSCI Malaysia Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the MSCI Malaysia Index should not be taken as an indication of future performance. The MSCI Malaysia Index closing level on November 27, 2007 was 377.68.

Source: Bloomberg L.P.

MSCI Indonesia IndexSM

The MSCI Indonesia IndexSM (the “MSCI Indonesia Index”) is a part of the “MSCI Standard Index series” sponsored by MSCI. A description of the methodology and license agreement covering the MSCI Standard Index series can be found in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – MSCI Indices.” The MSCI Indonesia Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance in Indonesia. The MSCI Indonesia Index is reported by Bloomberg L.P. under the ticker symbol “MSEUSINF.”

The accompanying graph illustrates the performance of the MSCI Indonesia Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the MSCI Indonesia Index should not be taken as an indication of future performance. The MSCI Indonesia Index closing level on November 27, 2007 was 643.22.

Source: Bloomberg L.P.

MSCI Thailand IndexSM

The MSCI Thailand IndexSM (the “MSCI Thailand Index”) is a part of the “MSCI Standard Index series” sponsored by MSCI. As discussed more fully in the index supplement under the heading, “Underlying Indices and Underlying Index Publishers – MSCI Thailand IndexSM,” the MSCI Thailand Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance in Thailand. The MSCI Thailand Index is reported by Bloomberg L.P. under the ticker symbol “MXTH.”

The accompanying graph illustrates the performance of the MSCI Thailand Index from 9/30/97 to 11/27/07 as reported on Bloomberg L.P. The historical levels of the MSCI Thailand Index should not be taken as an indication of future performance. The MSCI Thailand Index closing level on November 27, 2007 was 343.86.

Source: Bloomberg L.P.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of September 30, 2007 (unaudited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	422,254	362,705
Total Debt	422,254	362,705
Minority Interest(2)	6,160	5,291
Shareholders’ Equity	48,229	41,427
Total capitalization	476,643	409,424
(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.
(2)	Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.85897.

Structured Product Characterization

To help investors identify appropriate investment products (“structured products”), UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The ROS are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

♦	Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.
♦	Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection or contingent protection.
♦	Performance Strategies are structured to be strategic alternatives to index funds or exchange traded funds or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection or contingent protection.
♦	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

“Partial protection”, if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection”, if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset declines below the specified threshold at any time during the term of the notes, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.